SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                      FORM
                                       8-K
                                _________________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       Date of Report:  November 12, 1998



                               R&R RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                      000-23851                 86-0874841
(State or other jurisdiction    (Commission File Number)      (IRS  Employer
of incorporation or organization)                           Identification  No.)

                          2016 Main Street, Suite 1013
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)

                                 (713) 304-1500
              (Registrant's telephone number, including area code)
                                _________________


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Item  1.     Changes  in  Control  of  Registrant

     On November 12, 1998, R&R Resources, Inc. (the "Company") acquired 100% of the outstanding stock (the "Shares") of Centenary S.A., an Argentina corporation ("Centenary") in a private stock exchange transaction (the "Stock Exchange Agreement") with the stockholders of Centenary (the "Stockholders'). The Stock Exchange Agreement provided that the Company exchange 15,053,500 shares of its common stock for 800,000 shares of stock of Centenary. As a result of the Stock Exchange Agreement, Centenary Group, S.A. acquired 15,053,500 shares which represent control of the Company. Pursuant to the terms of the Stock Exchange Agreement, all of the former Directors of the Company resigned, and new
Directors  were  appointed.   See,  Item  5  below.

     It is the intention of the new Board of Directors of the Company to change the direction of the business of the Company from engaging in the oil and gas business to focusing and directing all of its efforts to the international food commodity trading and supply industry. Further, it is the intention of the new Board of Directors of the Company to change the name of the Company from R&R Resources, Inc. to Centenary International Corp. The Company believes the change of its name to Centenary International Corp. will allow it to take advantage of its well recognized name within the international food commodity trading and supply industry.

Item  2.     Acquisition  or  Disposition  of  Assets.

     As stated above in Item 1, on November 12, 1998, the Company acquired 100% of the outstanding common stock of Centenary S.A. The terms and conditions of the Stock Exchange Agreement were determined by the parties through arms length negotiations. However, no appraisal was conducted. The financial results of Centenary will be consolidated into the Company's financial statements.

     Centenary is a food commodity international trading company with commercial activity in South America, Central America and Africa. According to Mercado magazine, Centenary is the tenth largest export firm in Argentina. Centenary began operations in 1988. During its 1998 fiscal year ended May, 1998, Centenary shipped approximately 637,596 metric tons of food commodities and had revenues of 120,773,000 Argentinean Pesos, or approximately $118 million. Centenary is headquartered in Buenos Aires, Argentina, which is a central export location in
South  America.    Centenary  also  has  branch  offices  in  other  locations worldwide. The primary food commodities which Centenary deals in are wheat, corn, livestock meal, and poultry. Centenary also operates a cattle ranch, a cattle breeding facility, an olive tree grove (for olive oil production), and a factory for pelletizing alfalfa feed. The Company also manufactures consumer packaged food products, such as bottled cooking oils, on a small scale. Centenary has approximately 50 full time employees and outsources labor for its agricultural operations.

     Concurrent with the acquisition of Centenary, the Company entered into a Rescission Agreement ("Pilares Rescission Agreement") pursuant to which the Company rescinded its prior Acquisition Agreement and Assignment with Pilares Oil & Gas, Inc. ("Pilares"). Pursuant to this Acquisition Agreement and Assignment, Pilares had conveyed 300,000 shares of Paint Rock Energy, Inc. ("Paint Rock") to the Company in exchange for 3,185,000 shares of common stock of the Company. Paint Rock is in the oil and gas business. Pursuant to the Pilares Rescission Agreement, Pilares tendered the 3,185,230 shares of the Company's common stock to the Company, and the Company tendered the 300,000 shares of Paint Rock stock to Pilares. The 3,185,000 shares of the Company's common stock were then canceled. At the time of this rescission, Pilares Oil & Gas was a holder of approximately 13% of the common stock of the Company.

     Also concurrent with the acquisition of Centenary, the Company entered into a Rescission Agreement ("Gassiot Rescission Agreement") pursuant to which the Company rescinded its prior Acquisition Agreement and Assignment with Jimmy M. Gassiot ("Gassiot"). Pursuant to this Acquisition Agreement and Assignment, Gassiot had conveyed 50 shares of Subsurface Energy Corp. ("Subsurface") to the Company which represented all of the shares of Subsurface then outstanding in exchange for 2,060,000 shares of common stock of the Company. Subsurface is in the oil and gas business. Pursuant to the Gassiot Rescission Agreement, Gassiot tendered the 2,060,000 shares of the Company's stock to the Company, and the Company tendered the 50 shares of Subsurface stock to Gassiot. The 2,060,000 shares of the Company's common stock were then canceled. At the time of this rescission, Mr. Gassiot was a holder of approximately 10% of the common stock of the Company.

     The Pilares Rescission Agreement and the Gassiot Rescission Agreement were entered into concurrent with the Stock Exchange Agreement with Centenary and were conditions to the Stockholders entering into the Stock Exchange Agreement and was agreed to by the parties through arm's length negotiations. No appraisal was conducted in connection with either the Pilares Rescission Agreement or the Gassiot Rescission Agreement. The Board of Directors of the Company determined that in view of the change of business operations of the Company once the Centenary transaction was consummated that it would be in the best interest of the Company to divest itself of its oil and gas businesses.

Item  5.     Other  Events.

     On November 12, 1998, Hector A. Patron Costas, Eduardo Sarganaga and Claudio Roman were appointed as Directors of the Company. Mr. Costas is the Chairman of the Company's Board of Directors. The new Board of Directors then appointed as officers Mr. Sarganaga as President and CEO, and Mr. Costas as Secretary and Chief Financial Officer. Mr. Roman was appointed as Assistant Secretary.

     Hector A. Patron Costas, age 46, was appointed Director, Chairman, Secretary and Chief Financial Officer of the Company in November, 1998. Mr. Costas has been a Director of Centenary S.A. since Centenary's founding in 1988, and he has been a senior manager of Centenary since that time.

     Eduardo Sarganaga, age 42, was appointed Director, President and CEO of the Company in November, 1998. Mr. Sarganaga is the founder and has been the principal owner and President of Industrial Technologia, SRL since 1990, which is an import-export firm in Bolivia specializing in heavy equipment sales and leasing, and trucking. Since the beginning of 1998, Mr. Sarganaga has also been the President of Global Tech, SA, which is a trading firm and industrial engineering firm specializing in the sale and installation of industrial equipment and supplies. Mr. Sarganaga earned a B.S. degree in industrial engineering.

     Claudio Roman, age 42, was appointed Director and Assistant Secretary in November, 1998. Mr. Roman has practiced law as an attorney since 1985. He received his J. D. degree from the University of Houston Law Center in 1985. Mr. Roman also received a BA degree in Political Science from the University of Houston in 1980. Mr. Roman is fluent in English, Spanish and Italian.

Item  7.     Financial Statements, Pro Forma Financial Information  and Exhibits

            (a)  and  (b)     Financial  Statements  and  Information

As of the date of the filing of this Current Report on Form 8-K, the financial statements and proforma financial information required by Items 7(a) and 7(b) are not available. Such financial reports will be filed no later than January 26, 1999.

            (c)     Exhibits

     10.1 Stock Exchange Agreement effective November 12, 1998 between the Company and Certain Stockholders of Centenary S.A.

     10.2   Rescission  Agreement  between  the Company and Pilares Oil & Gas,
            Inc.

     10.3   Rescission  Agreement  between  the  Company  and  Jim M. Gassiot.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   R&R  Resources,  Inc.


Date:  November  16,  1998              By:  /s/  Eduardo  Sarganaga
                                             -------------------------
                                                  Eduardo  Sarganaga
                                        its:  Director,  President  and  CEO